UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 1, 2002


                            UIL HOLDINGS CORPORATION
                 (Exact name of registrant as specified in its charter)


Connecticut                         1-15995                 06-1541045
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(State, or other jurisdiction       (Commission            (IRS Employer
of Incorporation)                   File Number)          Identification No.)



157 Church Street, New Haven, Connecticut                  06506
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(Address of principal executive offices)                 (Zip Code)



Registrant's Telephone Number,
Including Area Code                                        (203) 499-2000
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                                   None
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        (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

In April 1998, Connecticut enacted Public Act 98-28 (the Restructuring Act), a massive and complex statute designed to restructure the State's regulated electric utility industry. As a result of the Restructuring Act, the business of selling electricity directly to consumers has been opened to competition since January 2000. These business activities have been separated from the business of delivering electricity to consumers, also known as the transmission and distribution business. The business of delivering electricity remains with the incumbent franchised utility companies, including the Registrant's wholly-owned subsidiary The United Illuminating Company (UI), which continues to be regulated by the Connecticut Department of Public Utility Control (DPUC) and the Federal Energy Regulatory Commission as a transmission and distribution company.

An important component of the Restructuring Act is the collection, by distribution companies, of a "competitive transition assessment," which represents costs that have been reasonably incurred, or will be incurred, by distribution companies to meet their public service obligations as distribution companies and that will not be recoverable in a competitive generation and supply market. These costs include above-market investments in power plants (so-called stranded costs). The Restructuring Act also required that, in order for UI to recover any stranded costs, it must attempt to divest its ownership interests in two nuclear-fueled power plants prior to 2004. The sale of UI's ownership in the Millstone Unit 3 nuclear power plant was consummated on March 31, 2001. And, as a result of an auction of Seabrook Station conducted by an investment banking firm that served as the financial advisor and auction agent for the New Hampshire Public Utilities Commission and the DPUC, the sale of UI's ownership and leasehold interests in the Seabrook Station nuclear-fueled power plant to FPL Energy Seabrook, LLC, a subsidiary of FPL Group, Inc., was consummated on November 1, 2002. Proceeds from the Seabrook Station sale, net of all adjustments, escrows and expenses, totaled approximately $132 million. These proceeds were used in the simultaneous termination of UI's obligation under its Seabrook Unit 1 sale/leaseback agreement. In compliance with the Restructuring Act, any net-of-tax gain from this sale, after termination of the sale/leaseback agreement, that is in excess of the book value of the plant, as set by the DPUC, based on its estimate of the market value of the plant, must be used to reduce UI's stranded costs. Accordingly, there should be no direct contemporaneous impact on UI's financial condition as a result of the sale. However, UI will receive no operating earnings from Seabrook Station subsequent to October 31, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UIL HOLDINGS CORPORATION
                                         Registrant



November 4, 2002                         By       /s/ Louis J. Paglia
----------------                           ---------------------------------
                                                  Louis J. Paglia
                                              Executive Vice President
                                              and Chief Financial Officer